Exhibit 99.1

FOR IMMEDIATE RELEASE

First Commonwealth Announces First Quarter 2022 Earnings; Increases Quarterly Dividend

Indiana, PA, April 26, 2022 - First Commonwealth Financial Corporation (NYSE: FCF) today announced financial results for the first quarter of 2022.

Financial Summary

(dollars in thousands,	For the Three Months Ended
except per share data)	March 31,	December 31,	March 31,
	2022	2021	2021
Reported Results
Net income	$27,726	$34,776	$39,770
Diluted earnings per share	$0.29	$0.37	$0.41
Return on average assets	1.18%	1.45%	1.77%
Return on average equity	10.15%	12.36%	14.98%

Operating Results (non-GAAP)(1)
Core net income	$27,814	$34,753	$39,855
Core diluted earnings per share	$0.29	$0.37	$0.41
Core pre-tax pre-provision net revenue	$36,537	$40,868	$45,046
Provision expense	$1,964	($2,729)	($4,390)
Net charge-offs	$1,134	($1,064)	$3,270
Reserve build/(release)(2)	($1,334)	($1,663)	($4,546)
Core return on average assets (ROAA)	1.18%	1.45%	1.77%
Core pre-tax pre-provision ROAA	1.56%	1.71%	2.00%
Return on average tangible common equity	14.52%	17.56%	21.58%
Core return on average tangible common equity	14.57%	17.55%	21.63%
Core efficiency ratio	59.47%	57.06%	53.18%
Net interest margin (FTE)	3.19%	3.23%	3.40%
(1)Core operating results are a non-GAAP measure used by management to measure performance in operating the business that management believes enhances investors' ability to better understand the underlying business performance and trends related to core business activities. A full reconciliation of non-GAAP financial measures can be found at the end of the financial statements which accompany this release.
(2)Reserve build/(release) represents the net change in the Company's allowance for credit losses (ACL) from the prior period.

First Quarter 2022 Highlights
Financial results
•Net income of $27.7 million and diluted earnings per share totaled $0.29, a decrease of $7.1 million, or $0.08 per share from the previous quarter

•Core pre-tax pre-provision net revenue (PPNR)(1) totaled $36.5 million, a decrease of $4.3 million from the previous quarter and a decrease of $8.5 million from the first quarter of 2021, primarily as a result of declines in income related to the Paycheck Protection Program (PPP) and noninterest income
◦PPNR ROAA was 1.55% in the first quarter of 2022 as compared to 1.71% in the previous quarter
•Net interest income (FTE) of $68.4 million decreased $2.1 million from the previous quarter and $1.3 million from the first quarter of 2021 as a result of a decline in PPP income
◦Total fees and interest recognized from PPP loans totaled $1.8 million in the first quarter of 2022, a decrease of $2.3 million from the previous quarter and a decrease of $6.2 million from the first quarter of 2021
◦Approximately $42.4 million of PPP loans were forgiven in the first quarter of 2022, resulting in total remaining PPP loan balances at March 31, 2022 of $28.9 million
•Noninterest income of $24.0 million decreased $2.1 million from the previous quarter due primarily to a $0.7 million decrease in gain on sale of Mortgage loans, a $0.6 million decrease in card-related interchange income, a $0.6 million decrease in the derivative mark-to-market adjustment on interest rate swaps, and a $0.4 million decrease in fee income related to new interest rate swaps
•Noninterest expense of $55.7 million increased $0.3 million from the previous quarter
•Total loans (excluding PPP loans) increased $147.2 million, or 8.8% annualized from the previous quarter
•Average deposits increased $69.9 million, or 3.6% annualized compared to the prior quarter despite $21.0 million in intentional time deposit runoff
◦End of period deposits grew by $189.3 million from the previous quarter, or 9.6% annualized
•Total shareholder’s equity decreased $41.8 million from the previous quarter due to a $59.4 million decrease in accumulated other comprehensive income (AOCI) resulting from the impact of higher interest rates on the fair value of the company’s available for sale investment portfolio and interest rate swap agreements
•First Commonwealth Bank has been recognized for the fourth consecutive year by Forbes as one of the World’s Best Banks for 2022
Profitability
•The net interest margin of 3.19% declined 4 basis points compared to the prior quarter
◦The core net interest margin(1) (adjusted for PPP income and excess cash) improved 5 basis points to 3.22%
•The core efficiency ratio(1) increased by 241 basis points to 59.47% compared to the prior quarter
•The return on average assets (ROAA) declined 27 basis points to 1.18% compared to the prior quarter
•Core pre-tax pre-provision ROAA(1) (which is not adjusted for PPP) for the quarter ended March 31, 2022 was 1.56% as compared to 1.71% in the prior quarter and 2.00% in the prior year quarter
Strong capital and liquidity positions
•On April 25, 2022, the Board of Directors authorized a 4.3% increase in the quarterly cash dividend to shareholders

•Bank-level Tier 1 Capital ratio of 11.5%, which represents $257.5 million in excess capital above the regulatory “well capitalized” requirement of 8.0%
•There were no shares repurchased during the first quarter of 2022. As previously announced on October 26, 2021, the Board of Directors authorized a $25 million share repurchase program. The remaining capacity under the current program was $20.0 million as of March 31, 2022.
Asset quality
•The provision for credit losses was $2.0 million, an increase of $4.7 million from the previous quarter
•Reserve build/(release)(2) was $(1.3) million, bringing reserves to total loans (excluding PPP) down to 1.32% from 1.37% in the previous quarter
•Nonperforming loans of $37.5 million decreased $17.7 million from the previous quarter
•Net charge-offs on loans totaled $1.1 million, an increase of $2.2 million from the previous quarter
◦Net charge-offs/(recoveries) as a percentage of average loans outstanding (annualized) was 0.07% in the first quarter of 2022, an increase from (0.06%) in the previous quarter
“We delivered a strong quarter of broad-based loan growth and solid financial results in the first quarter,” stated T. Michael Price, President and Chief Executive Officer. “Growth in commercial and consumer real estate lending along with a resilient indirect auto business produced annualized loan growth of 8.8%. While we did experience an anticipated slowdown in fee income from record levels in our Mortgage business, our asset sensitive balance sheet is well positioned for a rising interest rate environment. I am also pleased to report our de novo Equipment Finance business booked its first loans during the quarter. We expect this business to serve as another source of growth and an added benefit for our clients and shareholders for years to come.”
Earnings
Net income for the first quarter of 2022 was $27.7 million, or $0.29 per share, compared to $34.8 million, or $0.37 per share in the fourth quarter of 2021 and $39.8 million, or $0.41 per share for the first quarter of 2021.
Net Interest Income and Net Interest Margin
Net interest income (FTE) of $68.4 million decreased $2.1 million from the previous quarter and $1.3 million from the prior year quarter. The decrease from the prior quarter was primarily due to a $2.3 million decrease in fees and interest on PPP loans. Interest and fee income recognized on PPP loans totaled $1.8 million in the first quarter as compared to $4.1 million in the prior quarter.
The net interest margin for the first quarter of 2022 was 3.19%, a decrease of four basis points from the previous quarter and a decrease of 21 basis points from the first quarter of 2021. The decrease from the fourth quarter of 2021 was due primarily to the aforementioned decrease in interest and fees on PPP loans partially offset by an eight basis point increase in the yield on investment securities and a two basis point decrease in the cost of interest-bearing demand and savings deposits.
Total average deposits grew $69.9 million in the first quarter of 2022 as compared to the previous quarter. Average interest-bearing demand and savings deposits grew $98.1 million, which was partially offset by a $21.0 million decrease in average time deposits.
Asset Quality
Provision expense in the first quarter of 2022 totaled $2.0 million, an increase of $4.7 million from a negative provision of ($2.7 million) in the previous quarter.
The allowance for credit losses (ACL) as a percentage of end-of-period loans (excluding PPP loans) was 1.32% in the first quarter of 2022 as compared to 1.37% in the previous quarter.

At March 31, 2022, nonperforming loans totaled $37.5 million, a decrease of $17.7 million from the previous quarter and a decrease of $12.9 million from the previous year quarter. Nonperforming loans represented 0.54% of total loans (excluding PPP) as of March 31, 2022, down from 0.81% and 0.80% for the periods ended December 31, 2021 and March 31, 2021, respectively.
At March 31, 2022, criticized loans totaled $174.1 million, a decrease of $24.1 million from the previous quarter.
During the first quarter of 2022, net charge-offs/(recoveries) were $1.1 million, compared to ($1.1) million in the prior quarter and $3.3 million in the first quarter of 2021. Net charge-offs were 0.07%, (0.06%) and 0.20% of average loans (annualized) for the periods ended March 31, 2022, December 31, 2021 and March 31, 2021, respectively.
Noninterest Income and Noninterest Expense
Noninterest income totaled $24.0 million for the first quarter of 2022, as compared to $26.1 million for the fourth quarter of 2021 and $27.4 million for the first quarter of 2021 (excluding net securities gains). There were no material securities gains during the current or comparable quarters.
The $2.1 million decrease from the previous quarter was primarily driven by a $0.7 million decline in Mortgage gain on sale income and a $0.6 million seasonal decrease in card-related interchange income from the previous quarter, as well as a $0.6 million decrease in the derivative mark-to-market adjustment on interest rate swaps (as a result of changes in fair value due to movement in bond spreads, swap rates and counterparty credit risk) and a $0.4 million decrease in fee income related to new interest rate swaps (due to lower commercial demand). These declines were partially offset by a $0.5 million increase in the gain on sale of Small Business Administration (SBA) loans.
Noninterest expense totaled $55.7 million for the first quarter of 2022, as compared to $55.4 million for the fourth quarter of 2021 and $51.9 million for the first quarter of 2021. The $0.3 million increase from the previous quarter was primarily the result of an $0.8 million increase in net occupancy expense due, in part, to seasonally higher snow removal expense partially offset by a $0.5 million decrease in salaries and benefits due to lower hospitalization and incentive payouts.
The core efficiency ratio was 59.47% during the first quarter of 2022 as compared to 57.06% in the previous quarter and 53.18% in the first quarter of 2021.
Full time equivalent staff was 1,432 at March 31, 2022, 1,426 at December 31, 2021, and 1,387 at March 31, 2021.
Dividends and Capital
First Commonwealth Financial Corporation declared a common stock quarterly dividend of $0.12 per share, which represents a 4.3% increase from the previous quarter. The cash dividend is payable on May 20, 2022 to shareholders of record as of May 6, 2022. This dividend represents a 3.3% projected annual yield utilizing the April 25, 2022 closing market price of $14.41.
First Commonwealth’s capital ratios for Total, Tier I, Leverage and Common Equity Tier I at March 31, 2022 were 14.7%, 12.2%, 9.8% and 11.3% respectively. First Commonwealth’s current capital levels exceed the fully phased-in Basel III capital requirements issued by U.S. bank regulators.
Conference Call
First Commonwealth will host a quarterly conference call to discuss its financial results for the first quarter of 2022 on Wednesday, April 27, 2022 at 2:00 PM (ET). The call can be accessed by dialing (toll free) 1-888-330-3181 conference ID # 4651379 or through the company’s web page, http://www.fcbanking.com/InvestorRelations. A replay of the call will be available approximately one hour following the conclusion of the conference by dialing 1-800-770-2030 and entering the conference ID # 4651379. A link to the webcast replay will also be accessible on the company’s web.

About First Commonwealth Financial Corporation
First Commonwealth Financial Corporation (NYSE: FCF), headquartered in Indiana, Pennsylvania, is a financial services Company with 118 community banking offices in 26 counties throughout western and central Pennsylvania and throughout Ohio, as well as business banking operations in Pittsburgh, Pennsylvania, and Canton, Cleveland, Columbus and Cincinnati, Ohio. The Company also operates mortgage offices in Wexford, Pennsylvania, as well as Hudson, and Lewis Center, Ohio. First Commonwealth provides a full range of commercial banking, consumer banking, mortgage, equipment finance, wealth management and insurance products and services through its subsidiaries First Commonwealth Bank and First Commonwealth Insurance Agency. For more information about First Commonwealth or to open an account today, please visit www.fcbanking.com.
Forward-Looking Statements
Certain statements contained in this release that are not historical facts may constitute “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and are intended to be covered by the safe harbor provisions of the Private Securities Litigation Reform Act of 1995, notwithstanding that such statements are not specifically identified as such. In addition, certain statements may be contained in our future filings with the Securities and Exchange Commission, in press releases, and in oral and written statements made by us or with our approval that are not statements of historical fact and constitute “forward-looking statements” as well. These statements, which are based on certain assumptions and describe our future plans, strategies and expectations, can generally be identified by the use of words such as “may,” “will,” “should,” “could,” “would,” “plan,” “believe,” “expect,” “anticipate,” “intend,” “estimate” or words of similar meaning. These forward-looking statements are subject to significant risks, assumptions and uncertainties, including uncertainties regarding the impact of the COVID-19 pandemic, and could be affected by many factors, including, but not limited to: (1) the effects of the COVID-19 pandemic on First Commonwealth and its customers; (2) volatility and disruption in national and international financial markets; (3) the effects of and changes in trade and monetary and fiscal policies and laws, including the interest rate policies of the Federal Reserve Board; (4) inflation, interest rate, commodity price, securities market and monetary fluctuations; (5) the effect of changes in laws and regulations (including laws and regulations concerning taxes, banking, securities and insurance) with which First Commonwealth or its customers must comply; (6) the soundness of other financial institutions; (7) political instability; (8) impairment of First Commonwealth’s goodwill or other intangible assets; (9) acts of God or of war or terrorism; (10) the timely development and acceptance of new products and services and perceived overall value of these products and services by users; (11) changes in consumer spending, borrowings and savings habits; (12) changes in the financial performance and/or condition of First Commonwealth’s borrowers; (13) technological changes; (14) acquisitions and integration of acquired businesses; (15) First Commonwealth’s ability to attract and retain qualified employees; (16) changes in the competitive environment in First Commonwealth’s markets and among banking organizations and other financial service providers; (17) the ability to increase market share and control expenses; (18) the effect of changes in accounting policies and practices, as may be adopted by the regulatory agencies, as well as the Public Company Accounting Oversight Board, the Financial Accounting Standards Board and other accounting standard setters; (19) the reliability of First Commonwealth’s vendors, internal control systems or information systems; (20) the costs and effects of legal and regulatory developments, the resolution of legal proceedings or regulatory or other governmental inquiries, the results of regulatory examinations or reviews and the ability to obtain required regulatory approvals; and (21) other risks and uncertainties described in this report and in the other reports that we file with the Securities and Exchange Commission, including our most recent Annual Report on Form 10-K. Further, statements about the potential effects of the COVID-19 pandemic on our business, financial condition, liquidity and results of operations may constitute forward-looking statements and are subject to the risk that the actual effects may differ, possibly materially, from what is reflected in those forward-looking statements due to factors and future developments that are uncertain, unpredictable and in many cases beyond our control, including the scope and duration of the pandemic, actions taken by governmental authorities in response to the pandemic, and the direct and indirect impact of the pandemic on our customers, clients, third parties and us.
In light of these risks, uncertainties and assumptions, you should not place undue reliance on any forward-looking statements in this release. We undertake no obligation to publicly update or otherwise revise any forward-looking statements, whether as a result of new information, future events or otherwise.

Media Relations:
Jonathan E. Longwill
Vice President / Communications and Media Relations
Phone: 724-463-6806
E-mail: JLongwill@fcbanking.com

Investor Relations:
Ryan M. Thomas
Vice President / Finance and Investor Relations
Phone: 724-463-1690
E-mail: RThomas1@fcbanking.com

FIRST COMMONWEALTH FINANCIAL CORPORATION
CONSOLIDATED FINANCIAL DATA
Unaudited
(dollars in thousands, except per share data)
	For the Three Months Ended
	March 31,	December 31,	March 31,
	2022	2021	2021
SUMMARY RESULTS OF OPERATIONS
Net interest income	$68,172	$70,254	$69,442
Provision for credit losses	1,964	(2,729)	(4,390)
Noninterest income	23,976	26,071	27,355
Noninterest expense	55,724	55,428	51,859
Net income	27,726	34,776	39,770
Core net income (5)	27,814	34,753	39,855
Earnings per common share (diluted)	$0.29	$0.37	$0.41
Core earnings per common share (diluted) (6)	$0.29	$0.37	$0.41
KEY FINANCIAL RATIOS
Return on average assets	1.18%	1.45%	1.77%
Core return on average assets (7)	1.18%	1.45%	1.77%
Return on average assets, pre-provision, pre-tax	1.55%	1.71%	2.00%
Core return on average assets, pre-provision, pre-tax	1.56%	1.71%	2.00%
Return on average shareholders' equity	10.15%	12.36%	14.98%
Return on average tangible common equity (8)	14.52%	17.56%	21.58%
Core return on average tangible common equity (9)	14.57%	17.55%	21.63%
Core efficiency ratio (2)(10)	59.47%	57.06%	53.18%
Net interest margin (FTE) (1)	3.19%	3.23%	3.40%

Book value per common share	$11.32	$11.77	$11.30
Tangible book value per common share (11)	7.99	8.43	8.01
Market value per common share	15.16	16.09	14.37
Cash dividends declared per common share	0.115	0.115	0.110
ASSET QUALITY RATIOS
Nonperforming loans as a percent of end-of-period loans and leases(3)	0.54%	0.80%	0.75%
Nonperforming loans as a percent of end-of-period loans and leases, excluding PPP loans (3)	0.54%	0.81%	0.80%
Nonperforming assets as a percent of total assets (3)	0.40%	0.59%	0.55%
Nonperforming assets as a percent of total assets, excluding PPP loans (3)	0.40%	0.59%	0.58%
Net charge-offs as a percent of average loans and leases (annualized) (4)	0.07%	(0.06)%	0.20%
Net charge-offs as a percent of average loans and leases,, excluding PPP loans (annualized) (4)	0.07%	(0.06)%	0.21%
Allowance for credit losses as a percent of nonperforming loans (4)	243.38%	167.67%	192.06%
Allowance for credit losses as a percent of end-of-period loans and leases (4)	1.31%	1.35%	1.44%
Allowance for credit losses as a percent of end-of-period loans and leases, excluding PPP loans (4)	1.32%	1.37%	1.55%
CAPITAL RATIOS
Shareholders' equity as a percent of total assets	11.1%	11.6%	11.5%
Tangible common equity as a percent of tangible assets (12)	8.1%	8.6%	8.5%
Tangible common equity as a percent of tangible assets, excluding PPP loans (12)	8.1%	8.7%	8.9%
Leverage Ratio	9.8%	9.7%	9.7%
Risk Based Capital - Tier I	12.2%	12.2%	12.6%
Risk Based Capital - Total	14.7%	14.6%	15.3%
Common Equity - Tier I	11.3%	11.3%	11.6%

FIRST COMMONWEALTH FINANCIAL CORPORATION
CONSOLIDATED FINANCIAL DATA
Unaudited
(dollars in thousands, except per share data)
	For the Three Months Ended
	March 31,	December 31,	March 31,
	2022	2021	2021
INCOME STATEMENT
Interest income	$71,244	$73,530	$74,061
Interest expense	3,072	3,276	4,619
Net Interest Income	68,172	70,254	69,442
Provision for credit losses	1,964	(2,729)	(4,390)
Net Interest Income after Provision for Credit Losses	66,208	72,983	73,832
Net securities gains	2	—	6
Trust income	2,713	2,771	2,516
Service charges on deposit accounts	4,615	4,857	4,047
Insurance and retail brokerage commissions	2,272	2,134	2,172
Income from bank owned life insurance	1,508	1,487	1,951
Gain on sale of mortgage loans	1,282	1,940	5,046
Gain on sale of other loans and assets	2,319	1,849	1,690
Card-related interchange income	6,490	7,069	6,427
Derivative mark-to-market	347	973	1,430
Swap fee income	453	828	146
Other income	1,975	2,163	1,924
Total Noninterest Income	23,976	26,071	27,355
Salaries and employee benefits	30,932	31,422	28,671
Net occupancy	4,787	3,972	4,773
Furniture and equipment	3,730	3,776	3,948
Data processing	3,188	2,933	3,052
Pennsylvania shares tax	1,005	1,257	832
Advertising and promotion	1,226	1,154	1,324
Intangible amortization	862	900	866
Other professional fees and services	1,221	1,351	751
FDIC insurance	698	565	696
Litigation and operational losses	600	700	479
Loss on sale or write-down of assets	75	80	9
COVID-19 related	17	92	74
Branch consolidation	98	(121)	40
Other operating expenses	7,285	7,347	6,344
Total Noninterest Expense	55,724	55,428	51,859
Income before Income Taxes	34,460	43,626	49,328
Income tax provision	6,734	8,850	9,558
Net Income	$27,726	$34,776	$39,770

Shares Outstanding at End of Period	94,299,039	94,233,152	96,248,476
Average Shares Outstanding Assuming Dilution	94,311,324	95,020,353	96,233,647

FIRST COMMONWEALTH FINANCIAL CORPORATION
CONSOLIDATED FINANCIAL DATA
Unaudited
(dollars in thousands)

	March 31,	December 31,	March 31,
	2022	2021	2021
BALANCE SHEET (Period End)
Assets
Cash and due from banks	$120,289	$84,738	$83,989
Interest-bearing bank deposits	404,516	310,634	420,645
Securities available for sale, at fair value	946,346	1,054,218	1,056,703
Securities held to maturity, at amortized cost	512,911	541,311	407,833
Loans held for sale	10,506	18,583	20,604

Loans and leases	6,952,112	6,839,230	6,736,894
Allowance for credit losses	(91,188)	(92,522)	(96,763)
Net loans and leases	6,860,924	6,746,708	6,640,131

Goodwill and other intangibles	314,066	314,516	316,148
Other assets	472,566	474,385	470,936
Total Assets	$9,642,124	$9,545,093	$9,416,989

Liabilities and Shareholders' Equity
Noninterest-bearing demand deposits	$2,719,645	$2,658,782	$2,616,303

Interest-bearing demand deposits	305,623	291,476	267,571
Savings deposits	4,782,445	4,647,197	4,501,456
Time deposits	364,134	385,043	483,926
Total interest-bearing deposits	5,452,202	5,323,716	5,252,953

Total deposits	8,171,847	7,982,498	7,869,256

Short-term borrowings	95,748	138,315	110,762
Long-term borrowings	182,012	182,269	233,012
Total borrowings	277,760	320,584	343,774

Other liabilities	124,898	132,639	116,479
Shareholders' equity	1,067,619	1,109,372	1,087,480
Total Liabilities and Shareholders' Equity	$9,642,124	$9,545,093	$9,416,989

FIRST COMMONWEALTH FINANCIAL CORPORATION
CONSOLIDATED FINANCIAL DATA
Unaudited
(dollars in thousands)

	For the Three Months Ended
	March 31,	Yield/	December 31,	Yield/	March 31,	Yield/
	2022	Rate	2021	Rate	2021	Rate
NET INTEREST MARGIN

Assets
Loans and leases, excluding PPP loans (FTE)(1)(3)	$6,842,481	3.73%	$6,680,346	3.73%	$6,292,076	3.91%
PPP Loans	51,147	13.93%	111,544	14.44%	489,375	6.58%
Securities and interest-bearing bank deposits (FTE) (1)	1,809,131	1.54%	1,878,755	1.46%	1,530,107	1.54%
Total Interest-Earning Assets (FTE) (1)	8,702,759	3.33%	8,670,645	3.38%	8,311,558	3.63%
Noninterest-earning assets	821,819		815,872		818,896
Total Assets	$9,524,578		$9,486,517		$9,130,454

Liabilities and Shareholders' Equity
Interest-bearing demand and savings deposits	$4,980,390	0.04%	$4,882,318	0.06%	$4,603,822	0.10%
Time deposits	374,484	0.29%	395,444	0.31%	528,265	0.75%
Short-term borrowings	115,544	0.07%	126,695	0.07%	119,369	0.11%
Long-term borrowings	182,119	4.98%	182,371	4.91%	233,113	4.41%
Total Interest-Bearing Liabilities	5,652,537	0.22%	5,586,828	0.23%	5,484,569	0.34%
Noninterest-bearing deposits	2,645,551		2,652,812		2,413,887
Other liabilities	119,075		130,373		155,443
Shareholders' equity	1,107,415		1,116,504		1,076,555
Total Noninterest-Bearing Funding Sources	3,872,041		3,899,689		3,645,885
Total Liabilities and Shareholders' Equity	$9,524,578		$9,486,517		$9,130,454

Net Interest Margin (FTE) (annualized)(1)		3.19%		3.23%		3.40%

FIRST COMMONWEALTH FINANCIAL CORPORATION
CONSOLIDATED FINANCIAL DATA
Unaudited
(dollars in thousands)
	March 31,	December 31,	March 31,
	2022	2021	2021
Loan and Lease Portfolio Detail
Commercial Loan and Lease Portfolio:
Commercial, financial, agricultural and other	$1,092,311	$1,102,154	$1,077,218
Paycheck Protection Program	28,874	71,298	478,453
Commercial real estate	2,344,281	2,251,097	2,167,506
Equipment Finance loans and leases	2,505	—	—
Real estate construction	307,411	382,764	316,207
Total Commercial	3,775,382	3,807,313	4,039,384

Consumer Loan Portfolio:
Closed-end mortgages	1,467,133	1,368,816	1,178,640
Home equity lines of credit	539,088	551,434	577,975
Real estate construction	91,577	111,692	88,373
Total Real Estate - Consumer	2,097,798	2,031,942	1,844,988

Auto & RV loans	984,001	901,280	759,061
Direct installment	37,751	40,937	32,143
Personal lines of credit	52,614	52,809	55,719
Student loans	4,566	4,949	5,599
Total Other Consumer	1,078,932	999,975	852,522
Total Consumer Portfolio	3,176,730	3,031,917	2,697,510
Total Portfolio Loans and Leases	6,952,112	6,839,230	6,736,894
Loans held for sale	10,506	18,583	20,604
Total Loans and Leases	$6,962,618	$6,857,813	$6,757,498

	March 31,	December 31,	March 31,
	2022	2021	2021
ASSET QUALITY DETAIL
Nonperforming Loans:
Loans on nonaccrual basis	$20,490	$34,926	$23,056
Loans held for sale on a nonaccrual basis	—	—	—
Troubled debt restructured loans on nonaccrual basis	10,090	13,134	20,628
Troubled debt restructured loans on accrual basis	6,887	7,120	6,697
Total Nonperforming Loans	$37,467	$55,180	$50,381
Other real estate owned ("OREO")	667	642	916
Repossessions ("Repos")	397	397	833
Total Nonperforming Assets	$38,531	$56,219	$52,130
Loans past due in excess of 90 days and still accruing	1,921	1,606	1,079
Classified loans	75,270	77,563	72,026
Criticized loans	174,060	198,126	272,143

Nonperforming assets as a percentage of total loans and leases, plus OREO and Repos (4)	0.55%	0.82%	0.77%
Allowance for credit losses	$91,188	$92,522	$96,763

FIRST COMMONWEALTH FINANCIAL CORPORATION
CONSOLIDATED FINANCIAL DATA
Unaudited
(dollars in thousands)

	For the Three Months Ended
	March 31,	December 31,	March 31,
	2022	2021	2021
Net Charge-offs (Recoveries):
Commercial, financial, agricultural and other	$395	$(1,633)	$479
Real estate construction	—	(11)	—
Commercial real estate	(14)	(5)	1,511
Residential real estate	110	20	68
Loans to individuals	643	565	1,212
Net Charge-offs	$1,134	$(1,064)	$3,270

Net charge-offs as a percentage of average loans outstanding (annualized) (4)	0.07%	(0.06)%	0.20%
Net charge-offs as a percentage of average loans outstanding, excluding PPP loans (annualized) (4)	0.07%	(0.06)%	0.21%
Provision for credit losses as a percentage of net charge-offs	173.19%	256.48%	(134.25)%
Provision for credit losses	$1,964	$(2,729)	$(4,390)

DEFINITIONS AND RECONCILIATION OF NON-GAAP MEASURES
Note: Management believes that it is standard practice in the banking industry to present these non-GAAP measures. These measures provide useful information to management and investors by allowing them to make peer comparisons.

(1) Net interest income has been computed on a fully taxable equivalent basis ("FTE") using the federal income tax statutory rate of 21%.
(2) Core efficiency ratio excludes from total revenue the impact of derivative mark-to-market and excludes from "total noninterest expense" the amortization of intangibles, unfunded commitment expense and any other unusual items deemed by management to not be related to normal operations, such as merger, acquisition and severance costs.

(3) Includes held for sale loans.
(4) Excludes held for sale loans.
	For the Three Months Ended
	March 31,	December 31,	March 31,
	2022	2021	2021

Interest income	$71,244	$73,530	$74,061
Adjustment to fully taxable equivalent basis (1)	253	266	309
Interest income adjusted to fully taxable equivalent basis (non-GAAP)	71,497	73,796	74,370
Interest expense	3,072	3,276	4,619
Net interest income, (FTE) (1)	$68,425	$70,520	$69,751

FIRST COMMONWEALTH FINANCIAL CORPORATION
CONSOLIDATED FINANCIAL DATA
Unaudited
(dollars in thousands, except per share data)

DEFINITIONS AND RECONCILIATION OF NON-GAAP MEASURES

	For the Three Months Ended
	March 31,	December 31,	March 31,
	2022	2021	2021

Net Income	$27,726	$34,776	$39,770
Intangible amortization	862	900	866
Tax benefit of amortization of intangibles	(181)	(189)	(182)
Net Income, adjusted for tax affected amortization of intangibles	$28,407	$35,487	$40,454

Average Tangible Equity:
Total shareholders' equity	$1,107,415	$1,116,504	$1,076,555
Less: intangible assets	314,235	314,860	316,438
Tangible Equity	793,180	801,644	760,117
Less: preferred stock	—	—	—
Tangible Common Equity	$793,180	$801,644	$760,117

(8)Return on Average Tangible Common Equity	14.52%	17.56%	21.58%

	For the Three Months Ended
	March 31,	December 31,	March 31,
	2022	2021	2021

Core Net Income:
Total Net Income	$27,726	$34,776	$39,770
Net securities gains	(2)	—	(6)
Tax benefit of net securities gains	—	—	1
COVID-19 related	17	92	74
Tax benefit of COVID 19 related	(4)	(19)	(16)
Branch consolidation related	98	(121)	40
Tax benefit of bank consolidation related expenses	(21)	25	(8)
(5) Core net income	$27,814	$34,753	$39,855
Average Shares Outstanding Assuming Dilution	94,311,324	95,020,353	96,233,647
(6) Core Earnings per common share (diluted)	$0.29	$0.37	$0.41

Intangible amortization	862	900	866
Tax benefit of amortization of intangibles	(181)	(189)	(182)
Core Net Income, adjusted for tax affected amortization of intangibles	$28,495	$35,464	$40,539

(9) Core Return on Average Tangible Common Equity	14.57%	17.55%	21.63%

FIRST COMMONWEALTH FINANCIAL CORPORATION
CONSOLIDATED FINANCIAL DATA
Unaudited
(dollars in thousands, except per share data)

DEFINITIONS AND RECONCILIATION OF NON-GAAP MEASURES

	For the Three Months Ended
	March 31,	December 31,	March 31,
	2022	2021	2021
Core Return on Average Assets:
Total Net Income	$27,726	$34,776	$39,770
Total Average Assets	9,524,578	9,486,517	9,130,454
Return on Average Assets	1.18%	1.45%	1.77%

Core Net Income (5)	$27,814	$34,753	$39,855
Total Average Assets	9,524,578	9,486,517	9,130,454
(7) Core Return on Average Assets	1.18%	1.45%	1.77%

	For the Three Months Ended
	March 31,	December 31,	March 31,
	2022	2021	2021
Core Efficiency Ratio:
Total Noninterest Expense	$55,724	$55,428	$51,859
Adjustments to Noninterest Expense:
Intangible amortization	862	900	866
COVID-19 related	17	92	74
Branch consolidation related	98	(121)	40
Noninterest Expense - Core	$54,747	$54,557	$50,879

Net interest income, (FTE)	$68,425	$70,520	$69,751
Total noninterest income	23,976	26,071	27,355
Net securities gains	(2)	—	(6)
Total Revenue	92,399	96,591	97,100

Adjustments to Revenue:
Derivative mark-to-market	347	973	1,430
Total Revenue - Core	$92,052	$95,618	$95,670

(10)Core Efficiency Ratio	59.47%	57.06%	53.18%

FIRST COMMONWEALTH FINANCIAL CORPORATION
CONSOLIDATED FINANCIAL DATA
Unaudited
(dollars in thousands)

DEFINITIONS AND RECONCILIATION OF NON-GAAP MEASURES

	March 31,	December 31,	March 31,
	2022	2021	2021
Tangible Equity:
Total shareholders' equity	$1,067,619	$1,109,372	$1,087,480
Less: intangible assets	314,066	314,516	316,148
Tangible Equity	753,553	794,856	771,332
Less: preferred stock	—	—	—
Tangible Common Equity	$753,553	$794,856	$771,332

Tangible Assets:
Total assets	$9,642,124	$9,545,093	$9,416,989
Less: intangible assets	314,066	314,516	316,148
Tangible Assets	$9,328,058	$9,230,577	$9,100,841
Less: PPP loans	28,874	71,298	478,453
Tangible Assets, excluding PPP loans	$9,299,184	$9,159,279	$8,622,388

(12)Tangible Common Equity as a percentage of Tangible Assets	8.08%	8.61%	8.48%
(12)Tangible Common Equity as a percentage of Tangible Assets, excluding PPP loans	8.10%	8.68%	8.95%

Shares Outstanding at End of Period	94,299,039	94,233,152	96,248,476
(11)Tangible Book Value Per Common Share	$7.99	$8.43	$8.01

	For the Three Months Ended
	March 31,	December 31,	March 31,
	2022	2021	2021
Pre-tax pre-provision income:
Net interest income	$68,172	$70,254	$69,442
Noninterest income	23,976	26,071	27,355
Noninterest expense	55,724	55,428	51,859
Pre-tax pre-provision income	$36,424	$40,897	$44,938

Net securities gains	$(2)	$—	$(6)
COVID-19 related	17	92	74
Branch consolidation	98	(121)	40
Core pre-tax pre-provision income	$36,537	$40,868	$45,046

Net charge-offs	$1,134	$(1,064)	$3,270

FIRST COMMONWEALTH FINANCIAL CORPORATION
CONSOLIDATED FINANCIAL DATA
Unaudited
(dollars in thousands)

DEFINITIONS AND RECONCILIATION OF NON-GAAP MEASURES

	For the Three Months Ended
	March 31,	December 31,	March 31,
	2022	2021	2021
Core Net Interest Margin:
Net Interest Income (FTE)	$68,425	$70,520	$69,751
Less: Income from PPP Loans	1,757	4,059	7,943
Less: Income from Excess Cash	108	100	74
Core Net Interest Income (FTE)	$66,560	$66,361	$61,734

Average Interest-Earning Assets	$8,702,759	$8,670,645	$8,311,558
Less: PPP Loans	51,147	111,544	489,375
Less: Excess Cash	277,570	241,426	329,142
Core Average Interest-Earning Assets	$8,374,042	$8,317,675	$7,493,041

Core Net Interest Margin (Non-GAAP)	3.22%	3.17%	3.34%